EXHIBIT 3.0

Industry Canada                                                     Industrie Canada

CERTIFICATE OF AMENDMENT                                            CERTIFICAT DE MODIFICATION

CANADA BUSINESS                                                     LOI CANADIENNE SUR LES
CORPORATIONS ACT                                                    SOCIETES PAR ACTIONS

-------------------------------------------------------------------------------------------------

NYMOX PHARMACEUTICAL CORPORATION/                                    315235-9
CORPORATION PHARMACEUTIQUE NYMOX

--------------------------------------                       ------------------------------------

NAME OF CORPORATION / DENOMINATION DE LA SOCIETE              CORPORATION NUMBER / NUMERO DE LA SOCIETE


I hereby certify that the articles of the above-              Je certifie que les status de
la societe named corporation were amended                     susmentionee ont ete modifies:

(a) under section 13 of the Canada Business          ____     (a) en vertu de l'article 13 de la Loi Canadienne
Corporations Act in accordance with the attached              sur les societes par actions, conformement a
notice;                                                       l'avis ci-joint;

(b) under section 27 of the Canada Business          ____     (b) en vertu del'article 27 de la Loi Canadienne
Corporations Act as set out in the attached                   sur les societes par actions, tel qu'il est indique
articles of amendment designating a series                    dans les clauses modificatrices ci-jointes designant une
of shares;                                                    serie d'actions;

(c) under section 179 of the Canada Business           X      (c) en vertu de l'article 179 de la Loi Canadienne
Corporations Act as set out in the attached                    sur les societes par actions, tel qu'il est indique
articles of amendment;                                         dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business         ____     (d) en vertu de l'article 191 de la Loi Canadienne
Corporations Act as set out in the attached                    sur les societes par actions, tel qu'il est indique
articles of reorganization.                                    dans les clauses de reorganisation ci-jointes.


                                                               SEPTEMBER 20, 1995 / LE 20 SEPTEMBRE 1995

Director - Directeur                                           Date of Amendment - Date de modification

-------------------------------------------------------------------------------------------------

                                     Canada
                             IC3411(10-94)(cca2140)

Consumer and Corporate  Consommation et Affaires
Affairs Canada          Commerciales Canada

FORM 4                  FORMULE 4
Canada Business         Loi regissant les societes      ARTICLES OF AMENDMENT/CLAUSES
MODIFICATRICES
Corporations Act        par actions de regime federal  (SECTION 27 OR 177) (ARTICLES 27 OU 177)

----------------------------------------------------------------------------------------------------------
1 - Name of Corporation / Denomination de la societe   2 - Corporation No. / No de la societe
               3152359 CANADA INC.                                      315235-9
----------------------------------------------------------------------------------------------------------
3 - The articles of the above-named corporation        Les statuts de la societe mentionnee ci-dessus sont
    are amended as follows:                            modifies de la facon suivante:

         Section 1 of the articles of incorporation dated May 30, 1995 is hereby replaced with:

         NYMOX PHARMACEUTICAL CORPORATION /
         CORPORATION PHARMACEUTIQUE NYMOX

-        Section 3 of the articles of incorporation dated
         May 30, 1995 is hereby replaced with:

         An unlimited number of Common shares.

-        Section 4 of the articles of incorporation dated
         May 30, 1995 is hereby replaced with:

         N/A

-        Section 5 of the articles of incorporation dated
         May 30, 1995 is hereby replaced with:

         Minimum:   5               Maximum:   15


-        Section 7 of the articles of incorporation dated
         May 30, 1995 is hereby replaced with:

         The attached Schedule I.

----------------------------------------------------------------------------------------------------------------------
Date                         Signature                        Title / Titre

September 19, 1995                                            Director
-----------------------------------------------------------------------------------------------------------------------
                             Pierre Barnard                   FOR DEPARTMENTAL USE ONLY / A LUSAGE DU MINISTERE SEULEMENT
                                                              Filed / Deposee
                                                              SEPTEMBER 25, 1995
-----------------------------------------------------------------------------------------------------------------------

7530-21-936-1387 (01-93)46

Industry Canada

CERTIFICATE OF INCORPORATION                                  CERTIFICAT DE CONSTITUTION

Canada Business                                               Loi canadienne sur les societes
Corporations Act                                              par actions

3152359 CANADA INC.                                           315235-9

-----------------------------------------------------------------------------------------------------------------------
Name of corporation-Denomination de la societe                Corporation number-Numero de la societe

I hereby certify that the above-named                         Je certifie que la societe
corporation, the articles of                                  susmentionnee, don't les statuts
incorporation of which are attached,                          constitutifs sont joints, a ete
was incorporated under the                                    constituee en societe en vertu de la

Canada Business Corporations Act.                             Loi canadienne sur les societes par actions.


                                                              MAY 30, 1995 / LE 30 MAI 1995
DIRECTOR - DIRECTEUR                                          DATE OF INCORPORATION - DATE DE CONSTITUTION

                                                                          CANADA

                 FORM 1 - ARTICLES OF INCORPORATION (SECTION 6)
                  FORMULE 1 - STATUTS CONSTITUTIFS (ARTICLE 6)

CANADA BUSINESS CORPORATIONS ACT
                         1.2.1.1
                        Loi regissant les societes par actions de regime federal

--------------------------------------------------------------------------------
1 - Name of Corporation / Denomination de la societe

                              3152359 CANADA INC.
--------------------------------------------------------------------------------
2 - The place in Canada where the registered office is to be situated
    Lieu au Canada ou doit etre situe le siege social

Metropolitan Region of Montreal, Province of Quebec
--------------------------------------------------------------------------------
3 - The classes and any maximum number of shares that the corporation is authorized to issue / Categories et tout nombre maximal d'actions que la societe est autorisee a emettre

See schedule 1 annexed hereto and forming and integral part of these articles.
--------------------------------------------------------------------------------
4 - Restrictions if any on share transfers / Restrictions sur le transfert des actions, s'il y a lieu

Subject to the provisions of any unanimous shareholders agreement, no transfer of shares in the capital of the Corporation shall be valid unless approved by a resolution of the directors adopted according to the Canada Business Corporations Act and the Corporation's by-laws. However, the effective date of a transfer of shares shall be the date on which such transfer occurred, even though such approval may have been granted after the said transfer.
--------------------------------------------------------------------------------
5 - Number (or minimum and maximum number) of directors
    Nombre (ou nombre minimum et maximum) d'administrateurs

                            Minimum: 1 -- Maximum: 9
--------------------------------------------------------------------------------
6 - Restrictions if any on business the corporation may carry on Limites imposees quant aux activites commerciales que la societe peut exploiter, s'il y a lieu

                                      N/A
--------------------------------------------------------------------------------
7 - Other provinces if any / Autres dispositions s'il y a lieu

 See schedule 2 annexed hereto and forming an integral part of these articles.
--------------------------------------------------------------------------------
7 - Incorporators / Fondateurs
--------------------------------------------------------------------------------
                           Address (include postal code)
Name / Nom                 Adresse (inclure la code postal)            Signature
--------------------------------------------------------------------------------
GIROUX, Diane              1010 Sherbrooke Street West
                           Suite 1100
                           Montreal, Quebec, H3A 2R7
--------------------------------------------------------------------------------

FOR DEPARTMENT USE ONLY / A L'USAGE DU                          FILED / DEPOSEEE
MINISTERE SEULEMENT
Corporation No. / No. de la societe   315235-9                     JUNE 01, 1995

--------------------------------------------------------------------------------

                                   SCHEDULE 1

THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF CLASS "A", CLASS "B", CLASS "C", CLASS "D", CLASS "E" AND CLASS "F" SHARES. THE SAID SHARES SHALL HAVE THE FOLLOWING RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS.

1.       VOTING RIGHTS

         1.1 The holders of the Class "A", Class "B", Class "C" and Class "E" shares shall be entitled to one (1) vote for each Class "A", Class "B", Class "C" and Class "E" share held by them at all meetings of shareholders.

         1.2 Except as hereinafter provided for, the holders of the Class "D" and Class "F" shares shall not be entitled to vote for the election of directors or for any other purpose nor shall they be entitled to attend shareholders' meetings.

2.       LIQUIDATION, DISSOLUTION OR OTHER DISTRIBUTION OF ASSETS

         2.1 In the event of the voluntary or involuntary liquidation, dissolution, winding-up or other distribution of assets of the
                  Corporation:

                  2.1.1 the holders of the Class "A" shares shall be entitled to receive the remaining property of the Corporation to the exclusion of the holders of shares of any other class;

                  2.1.2 the holders of the Class "E" shares shall be entitled to receive for each Class "E" share, pro rata, before any distribution of any part of the assets of the Corporation among the holders of shares of any other class, an amount equal to its Redemption Value and any dividends declared thereon and unpaid and nothing more;

                  2.1.3 the holders of the Class "D" shares shall be entitled to receive for each Class "D" share, pro rata, before any distribution of any part of the assets of the Corporation among the holders of shares of any other class, except Class "E" shares, an amount equal to its Redemption Value and any dividends declared thereon and unpaid and nothing more;

                  2.1.4 the holders of the Class "F" shares shall be entitled to receive for each Class "F" share, pro rata, before any distribution of any part of the assets of the Corporation among the holders of Class "A", Class "B" and Class "C" shares an amount equal to its Redemption Value and any dividends declared thereon and unpaid and nothing more;

                  2.1.5 the holders of the Class "C" shares shall be entitled to receive for each Class "C" share, pro rata, before any distribution of any part of the assets of the Corporation among the holders of Class "A" and Class "B" shares an amount equal to its Redemption Value and any dividends declared thereon and unpaid and nothing more;

                  2.1.6 the holders of the Class "B" shares shall be entitled to receive for each Class "B" share, pro rata, before any distribution of any part of the assets of the Corporation among the holders of Class "A" shares, an amount equal to one hundred percent (100%) of the amount paid up thereon and nothing more.

3.       DECLARATION OF DIVIDENDS AND RANKING AS TO DIVIDENDS

         3.1 The holders of the Class "B" shares shall not be entitled to any dividend.

         3.2 The holders of the Class "A" shares shall be entitled, subject to the following provisions, to receive such dividends as are declared by the directors of the Corporation.

         3.3 The holders of the Class "E" shares shall, in each fiscal year of the Corporation, in the discretion of the director or directors, but always in preference and priority to any payment of dividends on shares of any other class for such year, be entitled, out of any or all profits or surplus available for dividends, to non-cumulative dividends at the rate of ten percent (10%) per annum on the Redemption Value of the Class "E" shares held by them. If in any such year, after providing for the dividend on the Class "E" shares, there shall remain any profits or surplus available for dividends, such profits or surplus or any part thereof may, in the discretion of the director or directors, be applied to the dividends on shares of other classes. The holders of the Class "E" shares shall not be entitled to any dividend in excess of the non-cumulative dividends at the rate hereinabove provided for.

         3.4 The holders of the Class "D" shares shall, in each fiscal year of the Corporation, in the discretion of the director or directors, but always in preference and priority to any payment of dividends on shares of any other class except Class "E" shares for such year, be entitled, out of any or all profits or surplus available for dividends, to noncumulative dividends at the rate of ten percent (10%) per annum on the Redemption Value of the Class "D" shares held by them. If in any such year, after providing for the dividend on the Class "D" shares, there shall remain any profits or surplus available for dividends, such profits or surplus or any part thereof may, in the discretion of the director or directors, be applied to the dividends on shares of other classes. The holders of the Class "D" shares shall not be entitled to any dividend in excess of the non-cumulative dividends at the rate hereinabove provided for.

         3.5 The holders of the Class "F" shares shall, in each fiscal year of the Corporation, in the discretion of the director or directors, but always in preference and priority to any payment of dividends on Class "A" and Class "C" shares for such year, be entitled, out of any or all profits or surplus available for dividends, to non-cumulative dividends at the rate of ten percent (10%) per annum on the Redemption Value of the Class "F" shares held by them. If in any such year, after providing for the dividend on the Class "F" shares, there shall remain any profits or surplus available for dividends, such profits or surplus or any part thereof may, in the discretion of the director or directors, be applied to the dividends on shares of other classes. The holders of the Class "F" shares shall not be entitled to any dividend in excess of the non-cumulative dividends at the rate hereinabove provided for.

         3.6 The holders of the Class "C" shares shall, in each fiscal year of the Corporation, in the discretion of the director or directors, but always in preference and priority to any payment of dividends on Class "A" shares for such year, be entitled, out of any or all profits or surplus available for dividends, to non-cumulative dividends at the rate of ten percent (10%) per annum on the Redemption Value of the Class "C" shares held by them. If in any such year, after providing for the dividend on the Class "C" shares, there shall remain any profits or surplus available for dividends, such profits or surplus or any part thereof may, in the discretion of the director or directors, be applied to the dividends on shares of other classes. The holders of the Class "C" shares shall not be entitled to any dividend in excess of the non-cumulative dividends at the rate hereinabove provided for.

         3.7 Notwithstanding the foregoing, the Corporation shall not be entitled to declare any dividend on shares of any class unless it shall have, after the payment of such dividend, sufficient assets to be legally entitled to acquire all of its Class "D" and Class "E" shares pursuant to section 5 hereof.

4.       REDEMPTION OF SHARES AT THE OPTION OF THE CORPORATION

         4.1 Subject to the provisions of the Canada Business Corporations Act (the "Act"), the Corporation may redeem, upon giving notice as hereinafter provided, the whole or any part of the Class "C", Class "D", Class "E" and Class "F" shares without preference or distinction, on payment for each share to be redeemed of an amount equal to its Redemption Value together with all dividends declared thereon and unpaid. If only part of the then outstanding Class "C", Class "D", Class "E" and Class "F" shares are, at any time, to be redeemed, the shares so to be redeemed shall be selected in such manner as the director or directors in their discretion shall decide and the director or directors may choose to redeem shares of one class only or of several classes or, if the director or directors so determine, the shares to be redeemed may be redeemed pro rata, disregarding fractions, and the director or directors may make such adjustments as may be necessary to avoid the redemption of fractions of shares. Not less than thirty (30) days' notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed, specifying the date and place or places of redemption. If notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem the shares be deposited with any trust company of chartered bank in Canada as specified in the notice on or before the date fixed for redemption, dividends on the shares to be redeemed shall cease after the date so fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such shares, to receive payment thereof out of the money so deposited. After the redemption price of such shares has been deposited with any trust company or chartered bank in Canada as aforesaid, notice shall be given to the holders of any share called for redemption who have failed to present certificates representing shares to be redeemed within two (2) months of the date specified for redemption that the money has been so deposited and may be obtained by the holders of the said shares upon presentation of the certificates representing such shares called for redemption at the said trust company or chartered bank. Notwithstanding the foregoing, the Corporation shall not be entitled to redeem shares of any class unless it shall have, after such redemption, sufficient assets to be legally entitled to acquire all of its Class "D" and Class "E" shares pursuant to section 5 hereof.

5.       REDEMPTION OF SHARES AT THE OPTION OF THE HOLDER

         5.1 The holders of the Class "D" and Class "E" shares shall be entitled to require the Corporation to redeem, at any time and from time to time after the date of issue of any Class "D" or Class "E" share upon giving notice as hereinafter provided, all or any number of Class "D" and Class "E" shares registered in the name of such holders in the books of the Corporation for a price equal to their Redemption Value together with all dividends declared thereon and unpaid.

         5.2 The holder of the Class "D" and Class "E" shares exercising his option to have the Corporation redeem his shares, shall give notice to the Corporation, which notice shall set out the date on which the Corporation is to redeem the said shares, which date shall not be earlier than ten (10) days nor later than thirty (30) days from the date of the notice and if the holder desires to have less than all of the Class "D" and Class "E" shares registered in his name redeemed by the Corporation, the number of the holder's shares to be redeemed. The date on which the redemption, at the option of the holder, is to occur is hereinafter referred to as the "Optional Redemption Date".

         5.3 Upon delivery to the Corporation of a share certificate or of share certificates representing the Class "D" and Class "E" shares which the holder desires to have the Corporation redeem, the Corporation shall, on the Optional Redemption Date, to the extent permitted by the applicable law, redeem such shares by paying to the registered holder thereof the redemption price therefor.

         5.4 Upon payment of the redemption price of the Class "D" and Class "E" shares so redeemed by the Corporation, the holders thereof shall cease to be entitled to dividends or to exercise any rights of the holders in respect thereof.

         5.5 Should the redemption by the Corporation on any Optional Redemption Date of any Class "D" and Class "E" shares to be redeemed on such date be contrary to applicable law, the Corporation shall not redeem more than the maximum number of Class "D" and Class "E" shares, rounded to the next lower multiple of one, which the Corporation determines it is then permitted to redeem, such redemptions to be made, disregarding fractions of shares and in proportion to the Redemption Value of the Class "D" and Class "E" shares required to be redeemed, and the Corporation shall issue new certificates representing the Class "D" and Class "E" shares not redeemed by the Corporation and the Corporation shall redeem in the manner contemplated by paragraph 4.1 hereof on each redemption date thereafter the maximum number of such Class "D" and Class "E" shares as would then not be contrary to applicable law.

6.       PURCHASE OF SHARES

         6.1 The Corporation shall have the right, at its option at any time and from time to time, subject to the provisions of the Act, to purchase for cancellation out of surplus or subject to the Act to purchase otherwise, the whole or any part of the Class "C", Class "D", Class "E" and Class "F" shares then outstanding pursuant to tenders received by the Corporation upon request for tenders addressed to all holders of Class "C", Class "D", Class "E" and Class "F" shares at the lowest price at which, in the opinion of the director or directors, such shares are obtainable but not exceeding their Redemption Value together with all dividends declared thereon and unpaid. If, in response to an invitation for tenders, two (2) or more shareholders submit tenders for shares of the same class at the same price and if such tenders are accepted by the Corporation in whole or in part, then, unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders in proportion as near as may be to the number of shares of the same class offered in each such tender. The director or directors may choose to purchase for cancellation or purchase otherwise shares of one class only or of several classes. Notwithstanding the foregoing, the Corporation shall not be entitled to purchase for cancellation or purchase otherwise shares of any class, unless it shall have, after such purchase, sufficient assets to be legally entitled to acquire all of its Class "D" and Class "E" shares pursuant to section 5 hereof.

7.       REDEMPTION VALUE

         7.1 For purposes of application of the provisions hereof, the Redemption Value of each Class "C", Class "D", Class "E" and Class "F" share shall be equal to:

                  7.1.1 in the case of a share issued for a consideration in money, the amount of the consideration for which it was issued;



                  7.1.2 in the case of a share issued for a consideration other than money, the fair market value of the consideration for which the share was issued. The fair market value of the consideration for which the share was issued shall be determined by the director or directors of the Corporation by resolution upon the issuance of the share ("Determined Redemption Value"). The said determination shall be final and binding provided that, if at any time the Minister of National Revenue or the Minister of Revenue of any province of Canada makes or proposes to make any tax assessment or reassessment based on the assumption that the fair market value of the consideration for which the share was issued was higher or lower than the Determined Redemption Value, then the Redemption Value of such share shall be increased or decreased so that it shall be equal to the amount finally determined to be the fair market value of the consideration for which the share was issued. Any such determination shall be deemed to be a final determination if it is made pursuant to an assessment or reassessment by the Minister of National Revenue or the Minister of Revenue of any province of Canada and no appeal is taken therefrom or if any agreement is reached between any holder of the share and any such taxing authority in settlement of a dispute regarding such determination or if determined by a court or tribunal of competent jurisdiction and no appeal is taken therefrom.

         7.2      Should a redemption, either pursuant to section 4 or to
                  section 5 hereof, of Class "C", Class "D", Class "E" or Class "F" shares have occurred or should the Corporation have paid dividends calculated on the Determined Redemption Value of the Class "C", Class "D", Class "E" or Class "F" shares before an increase or decrease in the Redemption Value of the Class "C", Class "D", Class "E" or Class "F" shares resulting from the application of paragraph 7.1.2 hereof, then:

                  7.2.1 in case of an increase in the Redemption Value of shares of any such class, the Corporation shall pay to any person whose shares were redeemed at the Determined Redemption Value for shares of such class an amount equal to the difference between the increased Redemption Value for shares of such class and the Determined Redemption Value for shares of such class and shall pay to any person who received dividends based on the Determined Redemption Value for shares of such class the difference between such dividends and dividends as calculated on the increased Redemption Value for shares of such class, which amount shall bear interest at the annual prime rate of the Royal Bank of Canada, running from the date of the redemption or the date of the payment of the dividend, whichever may be the case;

                  7.2.2 in case of a decrease in the Redemption Value for shares of such class, the person whose shares were redeemed either pursuant to section 4 or to section 5 hereof at the Determined Redemption Value for shares of such class or who received dividends calculated on the Determined Redemption Value for shares of such class shall reimburse to the Corporation an amount equal to the difference between the Determined Redemption Value for shares of such class and the decreased Redemption Value for shares of such class in the case of a redemption and the difference between the dividend calculated on the Determined Redemption Value for shares of such class and the dividend calculated on the decreased Redemption Value for shares of such class in the case of the payment of a dividend, which amount shall bear interest at the annual prime rate of the Royal Bank of Canada, running from the date of the redemption or the date of the payment of the dividend, whichever may be the case.



8.       AMENDMENTS SUBJECT TO CONFIRMATION BY ARTICLES OF AMENDMENT

         8.1 Subject to confirmation by articles of amendment and the issue of a Certificate of Amendment, the director or directors of the Corporation may, at any time or times or from time to time, adopt a resolution or resolutions whereby the terms hereof and of the foregoing paragraphs may be altered, amended or repealed or the application thereof suspended in any particular case and changes made in the rights, privileges, restrictions and conditions attached to the shares of the Corporation, but no such resolution shall have any force or effect until after it has been sanctioned by the vote of the holders of at least seventy-five percent (75%) in value of the voting shares then outstanding and of at least seventy-five percent (75 %) in value of shares of each class affected by such amendment, in each case voting separately as a class at a meeting or meetings specially called for such purpose.

                                   SCHEDULE 2

CLOSED COMPANY

1. The Corporation will be a "closed company" as defined in the Securities Act (Quebec) and accordingly:

         1.1 the free transfer of shares of its capital stock will be restricted according to its articles;

         1.2 the distribution to the public of securities issued by the Corporation will be prohibited; and

         1.3 the number of its shareholders, exclusive of present or former employees of the Corporation or of a subsidiary, will be limited to fifty (50).

APPOINTMENT OF DIRECTORS

2. The directors shall have the right to appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders, the whole in accordance with section 106(8) of the Canada Business Corporations Act.